TERMINATION OF A DISTRIBUTION
                         AGREEMENT DATED JUNE 25, 1.996

(a) EZCONY INTERAMERICA INC., a British Virgin Islands corporation, with head offices at 2335 N.W. 107th Avenue, Suite 2M-47, Miami, Florida, United States of America, in this act represented by its President, Mr. Ezra Cohen, hereafter simply called "EZCONY";

(b) KING DAVID COMERCIO IMPORTACAO E EXPORTACAO LTDA., a Brazilian limited liability quota company, with head offices in Sao Paulo, State of Sao Paulo, at Av. Pacaembu No 1.934, registered with the tax authorities under C.G.C. no 64.752.850/0001-29, in this act represented according to a quotaholders' resolution dated March 30, 1.998, by Messrs. Clement Aboulafia, hereafter simply called "DISTRIBUTOR", and as intervening party,

(c) EZCONY DO BRASIL LTDA., a Brazilian limited liability quota company, with head offices in Sao Paulo, State of Sao Paulo, at Av. Pacaembu, no 1.934, fundos, registered with the tax authorities under C.G.C. no 01.409.760/0001-10, in this act represented according to a quotaholders' resolution dated March 30, 1.998, by Messrs. Clement Aboulafia, hereafter simply called as "EZCONY BR",

WHEREAS:

EZCONY and DISTRIBUTOR executed on June 25, 1.996, a Distribution Agreement for Motorola Cellular Products ("DISTRIBUTOR AGREEMENT"), whereby the incorporation of EZCONY BR was contemplated;

The DISTRIBUTOR AGREEMENT also provided for, besides the creation of EZCONY BR, many other mutual covenants, which some of them have been partially fulfilled and other have not been fulfilled at all;

The parties want to terminate the DISTRIBUTOR AGREEMENT pursuant to the terms and conditions set forth below, free of any payment or indemnification;

the parties covenant and agree as follows:

1. As of the present date the DISTRIBUTOR AGREEMENT is fully terminated, and the parties give to each other full and irrevocable acquitance, without recourse, the payment below being observed.

2. The rights and obligations of the parties under the DISTRIBUTOR AGREEMENT no longer exist, exception made to the provisions of this instrument of termination.

3. DISTRIBUTOR pays in this act to EZCONY the total amount of U$156,120.09 (one hundred and fifty six thousand, one hundred and twenty United States Dollars and nine cents). Thus, EZCONY hereby grants DISTRIBUTOR full, irrevocable and irretractable release, having nothing else to claim under the Distribution Agreement or any other written or oral understanding between the parties.

4. DISTRIBUTOR shall have the right to keep, at its sole discretion, the right to use the tradename and trademark "EZCONY" in Brazil, and shall not be obliged to modify EZCONY'S BR tradename and trademark. Such right of use shall always be free of any payment. The use of the tradename and trademark EZCONY by other groups not linked to the present quotaholders of EZCONY BR shall require the previous and written approval of EZCONY.

5. This Termination Agreement terminates not only the DISTRIBUTION AGREEMENT but also any other understandings of the parties, in writing or verbal.

6. The validity, interpretation, and performance of this termination agreement shall be controlled by and construed under the laws of the State of Florida, United States of America.

7. This termination agreement may be executed in one or more counterparts, all of which taken together shall constitute a single instrument and agreement.

8. Any and all disputes or controversies arising out of this agreement shall be submitted to binding commercial arbitration before the America Arbitration Association in Dade County, Florida, USA. The prevailing party in such arbitration or in any necessary litigation shall be entitled to an award of all attorney's fees and related costs incurred.

In witness whereof, the parties have executed this agreement by their legal representatives.


                                March 30, 1.998

                                 /S/ ILLEGIBLE
                            EZCONY INTERAMERICA, INC.


                                 /S/ ILLEGIBLE
               KING DAVID COMERCIO IMPORTACAO E EXPORTACAO LTDA.


                                 /S/ ILLEGIBLE
                             EZCONY DO BRASIL LTDA.


Witnesses:

1. /S/ ILLEGIBLE


2. /S/ ILLEGIBLE

STATE OF FLORIDA              )
                              )ss:
COUNTY OF MIAMI-DADE          )


The foregoing instrument was acknowledged before me this 6th day of April, 1998, by Ezra Cohen, as President of Ezcony Interamerica, Inc., who is personally known to me or who has produced license as identification and who did (did not) take an oath.


                                                  /S/ DIANA FERNANDEZ
                                                  -------------------
                                                  Diana Fernandez

COUNTY OF DADE   )
STATE OF FLORIDA )

I, HARVEY RUVIN, Clerk of the Circuit and County Court of the Eleventh Judicial Circuit in and for the County of Dade and State of Florida, the same being a Court of Record of the aforesaid County and State, having by law a seal, DO HEREBY CERTIFY that Diana Fernandez by whom the foregoing acknowledgement of proof was taken and whose name is subscribed thereto, registered with this office as a duly commissioned Notary Public, sworn and authorized by the laws of the State of Florida to take acknowledgement of proof of deeds and other instruments in writing to be recorded in said State and to administer oaths or affirmations. (current status is regulated and verified by the Florida Secretary of State, Notaries Public Bureau) Furthermore, I have compared the signature of such Notary Public with a specimen of his/her signature on file in my office and verily believe that the signature to the foregoing certificate is genuine.
I FURTHER CERTIFY that I have compared the impression or rubber stamp of the seal affixed thereto with a specimen impression or rubber stamp thereof in my office and I verily believe the impression of such seal upon the certificate herein to be genuine.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal this 6th Day of April, 1998.


                                               HARVEY RUVIN, Clerk
                                               Circuit and County Courts

                                               By: /s/ ILLEGIBLE
                                                  -----------------------------
                                                       Deputy Clerk